UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2018

CONSTRUCTION PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Dr., Suite 2

Dothan, Alabama 36303

(Address of principal executive offices, including zip code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

In connection with Construction Partners, Inc.’s (the “Company”) initial public offering of its Class A common stock, $0.001 par value per share (“Class A common stock”) which closed on May 8, 2018, the Company and certain selling stockholders (the “Selling Stockholders”) granted the underwriters of its initial public offering a 30-day option (the “Over-Allotment Option”) to purchase up to an additional 1,687,500 shares, at the initial public offering price of $12.00 per share less underwriting discounts and commissions. On May 29, 2018, the Company and the Selling Stockholders completed the sale of 700,000 shares, of which 350,000 shares were issued and sold by the Company and 350,000 shares were sold by the Selling Stockholders, in connection with a partial exercise of the Over-Allotment Option. The Company received approximately $3.9 million in net proceeds, after deducting underwriting discounts and commissions of approximately $0.3 million. The Company did not receive any proceeds from the sale of shares by the Selling Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: May 29, 2018	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer